SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported) ______October 14, 2004____

                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
             ______________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                 ______________________________________________
                 (State or Other Jurisdiction of Incorporation)

             000-27365                             88-0440528
      ________________________          ___________________________________
      (Commission File Number)          (I.R.S. Employer Identification No.)


             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
    ________________________________________________________________________
               (Address of Principal Executive Offices) (Zip Code)


                                 (509) 736-7000
               ___________________________________________________
              (Registrant's Telephone Number, Including Area Code)



Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

After serving the Company through an important transitional period, Tina Hansen, Board Member opted to pursue other business endeavors and resigned as director of the company. Brad Partridge, CEO, President and Board member has resigned from all those positions effective May 18, 2003 with the announcement of replacement officers and Board members.

Ken Hatch was designated to fill the vacant directorship created by the resignation. He will serve until the next annual meeting of shareholders and until his successor has been elected and qualified. The company also announced the confirmation of Admiral Stuart Platt (USN-retired) was confirmed Chairman of Board.

As reflected by the Press Release of May 18, 2004, Robert Williams was elected to the Board of Directors and Chief Executive Officer. James Katzaroff was elected to the Board of Directors and President.

As reflected by the Press Release of June 2, 2004, James C. Riviere was elected to the Board of Directors and Chairman of the Audit Committee.

Section 9 - Financial Statements and Exhibits

  Item 9.01 Financial Statements and Exhibits

     Exhibit 99.1 Press Release of MANAKOA SERVICES CORPORATION, dated September 28, 2004, reporting MANAKOA SERVICES CORPORATION Elects Ken Hatch to the Board of Directors.

     Exhibit 99.2 Press Release of MANAKOA SERVICES CORPORATION, dated June 2, 2004, reporting MANAKOA SERVICES COROPRATION James Riviere to the Board of Directors

     Exhibit 99.3      Press Release of MANAKOA SERVICES CORPORATION,  dated May
     18. 2004, reporting MANAKOA SERVICES CORPORATION ELECTS CEO AND PRESIDENT


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  10/14/04                        By:/s/  G. Robert Williams
                                        Name:   G. Robert Williams
                                        Title:  Chief Executive Officer